SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 26, 2001
(To Prospectus dated October 22, 2001)





                                  CWMBS, INC.
                                   Depositor


                                  Countrywide
                                Home Loans, Inc.
                                     Seller


                      Countrywide Home Loans Servicing LP
                                Master Servicer


                    CHL Mortgage Pass-Through Trust 2001-24
                                     Issuer

                                ----------------


         The Class PO Certificates

         o This supplement relates to the offering of the Class PO certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO certificates. Additional information is contained in the prospectus supplement dated November 26, 2001, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated October 22, 2001. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

         o As of the September 25, 2002, the class certificate balance of the Class PO certificates was approximately $902,311.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002


--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

                               THE MORTGAGE POOL


         As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 1,675 Mortgage Loans having an aggregate Stated Principal Balance of approximately $708,374,341.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                     As of
                                                               September 1, 2002
                                                               -----------------
Total Number of Mortgage Loans...............................        1,675
Delinquent Mortgage Loans and Pending Foreclosures at
  Period End (1)
         30-59 days..........................................        0.77%
         60-90 days..........................................        0.18%
         91 days or more (excluding pending foreclosures)....        0.00%
                                                                     -----
   Total Delinquencies.......................................        0.95%
                                                                     =====
Foreclosures Pending.........................................        0.18%
                                                                     =====
   Total Delinquencies and foreclosures pending..............        1.13%
                                                                     =====

---------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS


The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                                                                              At             At
                                                                At February 28(29),                      December 31,     June 30,
                                               ------------------------------------------------------    ------------   -----------
                                                  1998          1999           2000           2001           2001           2002
                                                  ----          ----           ----           ----           ----           ----
Delinquent Mortgage Loans and
 Pending Foreclosures at Period End
   30-59 days...............................         1.08%          1.03%         1.36%          1.61%          1.89%          1.85%
   60-89 days...............................         0.16           0.18          0.22           0.28           0.39           0.40
   90 days or more (excluding pending
   foreclosures)............................         0.16           0.12          0.16           0.14           0.23           0.28
                                              -----------    -----------   -----------    -----------    -----------    -----------
    Total of delinquencies                           1.40%          1.32%         1.75%          2.03%          2.51%          2.53%
                                              ===========    ===========   ===========    ===========    ===========    ===========
Foreclosures pending........................         0.17%          0.14%         0.16%          0.27%          0.31%          0.28%
                                              ===========    ===========   ===========    ===========    ===========    ===========
    Total delinquencies and foreclosures
 pending....................................         1.57%          1.46%         1.91%          2.30%          2.82%          2.81%
                                              ===========    ===========   ===========    ===========    ===========    ===========
Net Gains/(Losses) on liquidated loans(1)...  $(2,662,000)   $(2,882,524)  $(3,076,240)   $(2,988,604)   $(5,677,141)   $(3,054,092)
Percentage of Net Gains/(Losses) on
 liquidated loans(1)(2).....................       (0.024)%       (0.018)%      (0.017)%       (0.014)%       (0.022)%       (0.010)
Percentage of Net Gains/(Losses) on
 liquidated loans (based on average
 outstanding
 principal balance)(1)......................       (0.027)%       (0.021)%      (0.017)%       (0.015)%       (0.023)%       (0.011)

---------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.



                    DESCRIPTION OF THE CLASS PO CERTIFICATES

         The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under oDescription of the Certificateso.

         As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $902,311, evidencing a beneficial ownership interest of approximately 0.13% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $684,804,312 and evidenced in the aggregate a beneficial ownership interest of approximately 96.67% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $23,570,028, and evidenced in the aggregate a beneficial ownership interest of approximately 3.33% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The monthly statement furnished to Certificateholders of record on the Distribution Date on September 25, 2002 is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $902,311 and (ii) the closing date of the sale of the Class PO Certificates is October 30, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS


Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 79.0%.



         Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)


                                                Percentage of the Prepayment
                                                         Assumption
                                             ----------------------------------
Class                                         0%     150%   300%    450%   600%
-----                                        ---     ----   ----    ----   ----
Class PO                                     1.2%    .9%    5.1%    7.4%   9.7%


         It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

         The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement or all of the Mortgage Loans will prepay at the constant percentages of the Prepayment Assumption specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*



                                                          Class PO
                                                Percentage of the Prepayment
                                                         Assumption
                                            -----------------------------------
Distribution Date                             0%     150%   300%    450%   600%
-----------------                           ----     ----   ----    ----   ----
Initial Percent                               100     100    100     100    100
October 30, 2002                               97      97     97      97     96
October 25, 2003                               96      91     86      81     76
October 25, 2004                               95      82     71      60     50
October 25, 2005                               94      74     57      43     31
October 25, 2006                               92      66     46      31     20
October 25, 2007                               91      59     37      22     12
October 25, 2008                               89      53     30      16      8
October 25, 2009                               87      47     24      11      5
October 25, 2010                               85      42     19       8      3
October 25, 2011                               83      37     15       6      2
October 25, 2012                               81      33     12       4      1
October 25, 2013                               79      29     10       3      1
October 25, 2014                               76      26      8       2      0
October 25, 2015                               74      23      6       1      0
October 25, 2016                               71      20      5       1      0
October 25, 2017                               68      17      4       1      0
October 25, 2018                               65      15      3       0      0
October 25, 2019                               61      13      2       0      0
October 25, 2020                               57      11      2       0      0
October 25, 2021                               54       9      1       0      0
October 25, 2022                               50       8      1       0      0
October 25, 2023                               45       7      1       0      0
October 25, 2024                               41       5      1       0      0
October 25, 2025                               36       4      0       0      0
October 25, 2026                               31       3      0       0      0
October 25, 2027                               26       3      0       0      0
October 25, 2028                               20       2      0       0      0
October 25, 2029                               13       1      0       0      0
October 25, 2030                                7       1      0       0      0
October 25, 2031                                1       0      0       0      0
October 25, 2032                                0       0      0       0      0
Weighted Average Life (years) **            18.66    8.56   5.08    3.53   2.69

---------------
*  Rounded to the nearest whole percentage.

** Determined as specified under oWeighted Average Lives of the Offered
   Certificateso in the Prospectus Supplement.



                               CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $14,752,488 and $200,000 and $16,000,000, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES


         The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

         General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

         Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

         The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code
Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

         Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

   o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

   o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

         The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.

         The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

         A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

         Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

         Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

         Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

         A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

         Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.



                                  OTHER TAXES


         No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.



                                    RATINGS

         The Class PO Certificates are currently rated "AAA" by Fitch Ratings and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION


   Pursuant to a Placement Agency Agreement, dated as of October 30, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

         Exhibit 1 -- CHL Mortgage Pass-Through Trust 2001-24, Group 1

                Current Mortgage Rates of the Mortgage Loans (1)

---------------------------------------------------------------------------------------------
Current                            Number of        Aggregate Principal         Percent of
Mortgage Rate (%)               Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
---------------------------------------------------------------------------------------------
6.250                                      3              1,126,036.57                0.26
6.500                                     12              5,375,052.47                1.26
6.625                                     43             17,275,395.97                4.04
6.705                                      1                302,147.65                0.07
6.750                                    218             90,643,555.49               21.19
6.805                                      1                323,597.24                0.08
6.830                                      1                371,793.26                0.09
6.870                                      1                299,083.03                0.07
6.875                                    263            112,854,339.13               26.38
6.880                                      1                384,001.85                0.09
6.985                                      1                312,039.66                0.07
7.000                                    177             71,261,512.30               16.66
7.045                                      1                396,870.76                0.09
7.050                                      1                303,646.16                0.07
7.080                                      1                334,590.99                0.08
7.110                                      1                385,729.71                0.09
7.120                                      1                319,740.42                0.07
7.125                                     77             32,523,304.24                7.60
7.130                                      1                322,469.41                0.08
7.235                                      2                668,185.86                0.16
7.245                                      2                858,458.02                0.20
7.250                                     79             32,252,450.09                7.54
7.255                                      1                336,574.30                0.08
7.260                                      1                361,627.19                0.08
7.295                                      1                344,274.11                0.08
7.375                                     43             17,821,380.76                4.17
7.500                                     35             13,319,988.49                3.11
7.580                                      1                325,214.07                0.08
7.625                                      9              3,500,148.53                0.82
7.750                                     17              9,769,522.29                2.28
7.875                                     11              5,822,212.37                1.36
8.000                                      6              2,278,862.16                0.53
8.075                                      1                319,652.64                0.07
8.125                                      2              1,021,704.14                0.24
8.250                                      4              1,465,762.47                0.34
8.325                                      1                374,980.38                0.09
8.375                                      1                775,512.89                0.18
8.450                                      1                339,136.95                0.08
8.625                                      1                408,796.28                0.10
10.500                                     1                317,880.35                0.07
---------------------------------------------------------------------------------------------
 Total                                 1,025            427,797,230.65              100.00
=============================================================================================

---------------
(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.009% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 7.008% per annum.

                  Current Mortgage Loan Principal Balances (1)


-----------------------------------------------------------------------------------------------
Current Mortgage                     Number of        Aggregate Principal         Percent of
Loan Balance ($)                  Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
250,000.01 to 300,000.00                  13              3,880,838.18                0.91
300,000.01 to 350,000.00                 388            125,765,101.59               29.40
350,000.01 to 400,000.00                 250             93,707,280.83               21.90
400,000.01 to 450,000.00                 108             45,914,430.23               10.73
450,000.01 to 500,000.00                  85             40,761,984.35                9.53
500,000.01 to 550,000.00                  56             29,288,154.56                6.85
550,000.01 to 600,000.00                  37             21,385,690.30                5.00
600,000.01 to 650,000.00                  44             27,808,070.72                6.50
650,000.01 to 700,000.00                   5              3,402,769.36                0.80
700,000.01 to 750,000.00                   8              5,787,697.25                1.35
750,000.01 to 1,000,000.00                26             23,102,743.17                5.40
1,000,000.01 to 1,500,000.00               3              3,438,215.10                0.80
1,500,000.01 to 2,000,000.00               2              3,554,255.01                0.83
-----------------------------------------------------------------------------------------------
 Total                                 1,025            427,797,230.65              100.00
===============================================================================================

---------------
(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $417,363.



           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)

-----------------------------------------------------------------------------------------------
Original Loan-to-Value               Number of        Aggregate Principal         Percent of
  Ratios (%)                      Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
50.00 or Less                             54             26,339,617.13                6.16
50.01 to 55.00                            36             14,315,728.58                3.35
55.01 to 60.00                            53             26,396,851.53                6.17
60.01 to 65.00                            63             27,153,931.31                6.35
65.01 to 70.00                            88             41,783,973.24                9.77
70.01 to 75.00                           207             90,314,713.34               21.11
75.01 to 80.00                           441            172,785,750.21               40.39
80.01 to 85.00                             9              3,024,193.50                0.71
85.01 to 90.00                            51             17,863,089.17                4.18
90.01 to 95.00                            23              7,819,382.64                1.83
-----------------------------------------------------------------------------------------------
 Total                                 1,025            427,797,230.65              100.00
===============================================================================================

---------------
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 72.07%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

               State Distribution of the Mortgaged Properties (1)


-----------------------------------------------------------------------------------------------
State Distribution of                Number of        Aggregate Principal         Percent of
Mortgaged Properties              Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Arizona                                   32             13,208,417.38                3.09
California                               505            209,874,343.05               49.06
Colorado                                  47             19,047,987.82                4.45
Florida                                   28             11,958,242.04                2.80
Illinois                                  25              9,721,185.70                2.27
New Jersey                                33             14,855,991.28                3.47
New York                                  29             11,288,999.74                2.64
Texas                                     48             20,426,136.01                4.77
Virginia                                  24             10,258,785.43                2.40
Washington                                29             10,929,880.43                2.55
Other (less than 2%)                     225             96,227,261.77               22.49
-----------------------------------------------------------------------------------------------
 Total                                 1,025            427,797,230.65              100.00
===============================================================================================

---------------

(1) "Other" includes 35 other states and the District of Columbia, each with under 2% concentration. As of the Reference Date, no more than approximately 0.87% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.



                 Documentation Programs for the Mortgage Loans

-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Type of Program                   Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Full                                     458            201,843,382.53               47.18
Alternative                              353            141,470,354.30               33.07
Reduced                                  181             71,089,053.87               16.62
Streamlined                               33             13,394,439.95                3.13
-----------------------------------------------------------------------------------------------
 Total                                 1,025            427,797,230.65              100.00
===============================================================================================

                         Types of Mortgaged Properties


-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Property Type                     Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Single Family Residence                  706            297,820,314.25               69.62
Planned Unit Development                 281            114,964,614.58               26.87
Low-rise Condominium                      31             11,680,094.89                2.73
2-4 Family Residence                       5              2,555,767.73                0.60
High-rise Condominium                      2                776,439.20                0.18
-----------------------------------------------------------------------------------------------
 Total                                 1,025            427,797,230.65              100.00
===============================================================================================




                         Purposes of the Mortgage Loans

-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Loan Purpose                      Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Refinance (rate/term)                    434            184,456,729.50               43.12
Purchase                                 363            147,473,279.65               34.47
Refinance (cash-out)                     228             95,867,221.50               22.41
-----------------------------------------------------------------------------------------------
 Total                                 1,025            427,797,230.65              100.00
===============================================================================================


                   Occupancy Types of the Mortgage Loans (1)


-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Occupancy Type                    Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Owner Occupied                           987            409,519,624.56               95.73
Second/Vacation Home                      29             14,155,315.62                3.31
Investment                                 9              4,122,290.47                0.96
-----------------------------------------------------------------------------------------------
 Total                                 1,025            427,797,230.65              100.00
===============================================================================================

---------------
(1) Based upon representations of the related Mortgagors at the time of origination.

             Remaining Terms to Maturity of the Mortgage Loans (1)

-----------------------------------------------------------------------------------------------
Remaining Term to                    Number of        Aggregate Principal         Percent of
Maturity (months)                 Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
229                                        3              1,204,374.83                0.28
230                                       10              3,770,110.72                0.88
231                                        3                953,127.62                0.22
232                                        1                319,792.30                0.07
340                                        1                688,969.12                0.16
343                                        2                640,713.93                0.15
345                                        4              2,236,761.67                0.52
346                                        3              1,539,185.79                0.36
347                                        2                983,582.14                0.23
348                                       24              9,286,685.46                2.17
349                                       74             30,699,901.86                7.18
350                                      635            264,792,057.35               61.90
351                                      248            104,357,386.53               24.39
352                                       15              6,324,581.33                1.48
-----------------------------------------------------------------------------------------------
 Total                                 1,025            427,797,230.65              100.00
===============================================================================================

---------------
(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 348 months.

              Exhibit 1 -- CHL Mortgage Pass-Through Trust 2001-24

                                    Group 2
                Current Mortgage Rates of the Mortgage Loans (1)


-----------------------------------------------------------------------------------------------
Current                              Number of        Aggregate Principal         Percent of
Mortgage Rate (%)                 Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
6.375                                     6               2,415,424.83                0.86
6.500                                    90              40,917,285.48               14.58
6.625                                   156              67,715,376.02               24.13
6.680                                     1                 339,417.35                0.12
6.750                                   166              71,098,486.36               25.34
6.875                                   135              59,211,428.89               21.10
7.000                                    53              21,425,375.40                7.64
7.125                                    14               5,059,568.18                1.80
7.250                                    16               7,183,349.45                2.56
7.375                                     8               3,097,101.98                1.10
7.500                                     2               1,087,322.94                0.39
7.750                                     2                 704,840.70                0.25
7.920                                     1                 322,132.87                0.11
-----------------------------------------------------------------------------------------------
 Total                                  650             280,577,110.45              100.00
===============================================================================================

---------------
(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 6.7589% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 6.7588% per annum.

                  Current Mortgage Loan Principal Balances (1)

-----------------------------------------------------------------------------------------------
Current Mortgage                     Number of        Aggregate Principal         Percent of
Loan Balance ($)                  Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
  200,000.01 to   250,000.00              1                  227651.51                0.08
  250,000.01 to   300,000.00              7                 2059462.57                0.73
  300,000.01 to   350,000.00            193                62903275.32               22.42
  350,000.01 to   400,000.00            166                62392640.33               22.24
  400,000.01 to   450,000.00             81                34434638.61               12.27
  450,000.01 to   500,000.00             59                28270425.85               10.08
  500,000.01 to   550,000.00             42                21939026.95                7.82
  550,000.01 to   600,000.00             34                19729208.93                7.03
  600,000.01 to   650,000.00             35                22236380.66                7.93
  650,000.01 to   700,000.00              6                 4009529.53                1.43
  700,000.01 to   750,000.00              8                 5837924.56                2.08
  750,000.01 to 1,000,000.00             16                14403952.95                5.13
1,000,000.01 to 1,500,000.00              2                 2132992.68                0.76
-----------------------------------------------------------------------------------------------
 Total                                  650             280,577,110.45              100.00
===============================================================================================

---------------
(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $431,657.

           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)

-----------------------------------------------------------------------------------------------
Original                             Number of        Aggregate Principal         Percent of
Loan-to-Value Ratios (%)          Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
50.00 or Less                            47              25,534,013.56                9.10
50.01 to 55.00                           30              13,196,669.89                4.70
55.01 to 60.00                           24              10,985,828.86                3.92
60.01 to 65.00                           48              23,459,081.27                8.36
65.01 to 70.00                           77              34,960,547.84               12.46
70.01 to 75.00                          117              51,636,546.86               18.40
75.01 to 80.00                          275             109,676,610.37               39.09
80.01 to 85.00                            4               1,312,213.57                0.47
85.01 to 90.00                           17               6,124,429.33                2.18
90.01 to 95.00                           11               3,691,168.90                1.32
-----------------------------------------------------------------------------------------------
 Total                                  650             280,577,110.45              100.00
===============================================================================================

---------------
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 70.00%
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

               State Distribution of the Mortgaged Properties (1)

-----------------------------------------------------------------------------------------------
State Distribution of                Number of        Aggregate Principal         Percent of
Mortgaged Properties              Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Arizona                                  16               7,080,478.60                2.52
California                              335             142,956,776.13               50.95
Colorado                                 35              15,031,064.77                5.36
Florida                                  22               9,654,350.71                3.44
Illinois                                 13               5,844,036.31                2.08
Maryland                                 17               7,478,939.26                2.67
New Jersey                               33              15,157,205.08                5.40
Texas                                    15               6,067,028.41                2.16
Utah                                     15               6,663,092.79                2.37
Washington                               18               7,466,657.55                2.66
Other (less than 2%)                    131              57,177,480.84               20.38
-----------------------------------------------------------------------------------------------
 Total                                  650             280,577,110.45              100.00
===============================================================================================

---------------
(1) "Other" includes 27 other states and the District of Columbia, each with under 2% concentration. As of the Reference Date, no more than approximately 1.42% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                 Documentation Programs for the Mortgage Loans

-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Type of Program                   Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Full                                    262             115,086,677.87               41.02
Alternative                             229              99,301,101.75               35.39
Reduced                                 147              59,398,809.66               21.17
Streamlined                              12               6,790,521.17                2.42
-----------------------------------------------------------------------------------------------
 Total                                  650             280,577,110.45              100.00
===============================================================================================


                         Types of Mortgaged Properties

-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Property Type                     Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Single Family Residence                 478             211,060,336.98               75.22
Planned Unit Development                154              62,845,052.98               22.40
Low-rise Condominium                     18               6,671,720.49                2.38
-----------------------------------------------------------------------------------------------
 Total                                  650             280,577,110.45              100.00
===============================================================================================

                         Purposes of the Mortgage Loans


-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Loan Purpose                      Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Refinance (rate/term)                   290             131,434,104.37               46.84
Purchase                                217              88,232,214.61               31.45
Refinance (cash-out)                    143              60,910,791.47               21.71
-----------------------------------------------------------------------------------------------
 Total                                  650             280,577,110.45              100.00
===============================================================================================




                   Occupancy Types of the Mortgage Loans (1)

-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Occupancy Type                    Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Owner Occupied                          633             273,151,959.73              97.35
Secondary Residence                      15               6,613,083.77               2.36
Investment                                2                 812,066.95               0.29
-----------------------------------------------------------------------------------------------
 Total                                  650             280,577,110.45              100.00
===============================================================================================

---------------
(1) Based upon representations of the related Mortgagors at the time of origination.

             Remaining Terms to Maturity of the Mortgage Loans (1)

-----------------------------------------------------------------------------------------------
Remaining Term to                    Number of        Aggregate Principal         Percent of
  Maturity (months)               Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
231                                       9               3,698,032.68                1.32
231                                       5               1,754,909.48                0.63
348                                       7               2,435,164.25                0.87
349                                      15               6,299,766.03                2.25
350                                     237              97,308,825.68               34.68
351                                     374             167,543,303.67               59.71
352                                       3               1,537,108.66                0.55
-----------------------------------------------------------------------------------------------
 Total                                  650             280,577,110.45              100.00
===============================================================================================

---------------
(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 348 months.

                                   EXHIBIT 2

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-24

                 Certificateholder Monthly Distribution Summary

----------------------------------------------------------------------------------------------------------------------------------
                                         Class             Certificate                              Pass Through       Principal
Class               Cusip             Description           Rate Type       Beginning Balance          Rate(%)        Distribution
----------------------------------------------------------------------------------------------------------------------------------
1A1             12669CEW6                Senior            Var-30/360         36,377,253.95           2.410000        2,049,373.47
1A2             12669CEX4              Strip IO            Var-30/360         36,377,253.95           6.090000                  --
1A3             12669CEY2                Senior            Fix-30/360          1,614,438.02           8.500000                  --
1A4             12669CEZ9                Senior            Fix-30/360         89,876,555.88           6.500000        4,821,128.71
1A5             12669CFA3                Senior            Fix-30/360         73,360,747.16           5.500000        5,543,246.54
1A6             12669CFB1                Senior            Fix-30/360         56,097,770.30           6.000000        4,238,830.48
1A7             12669CFC9                Senior            Fix-30/360         34,522,501.47           6.250000        2,608,571.26
1A8             12669CFD7                Senior            Fix-30/360         34,522,501.47           8.500000        2,608,571.26
1A9             12669CFE5                Senior            Fix-30/360         16,648,756.57           6.250000           98,237.21
1A10            12669CFF2                Senior            Fix-30/360         17,524,206.00           6.250000                  --
1A11            12669CFG0                Senior            Fix-30/360         18,861,543.43           6.250000                  --
1A12            12669CFH8                Senior            Fix-30/360         34,454,300.00           6.250000                  --
1A13            12669CFJ4                Senior            Fix-30/360            680,000.00           6.250000                  --
1A14            12669CJB7                Senior            Fix-30/360         17,261,250.74           5.750000        1,304,285.63
1A15            12669CKY5                Senior            Fix-30/360          3,721,831.66           6.500000            3,273.51
2A1             12669CFK1                Senior            Fix-30/360         93,819,851.77           6.500000        2,820,947.18
2A2             12669CFL9                Senior            Fix-30/360            234,549.63           6.500000            7,052.37
2A3             12669CFM7              Strip IO            Fix-30/360            559,322.17           6.000000                  --
2A4             12669CFN5                Senior            Fix-30/360         51,488,334.65           6.000000        1,548,135.81
2A5             12669CFP0                Senior            Fix-30/360         37,091,811.14           6.000000        1,683,484.86
2A6             12669CFQ8                Senior            Fix-30/360         18,898,000.00           6.000000                  --
2A7             12669CFR6                Senior            Fix-30/360         15,587,320.10           6.250000           92,779.58
2A8             12669CFS4                Senior            Fix-30/360         12,912,500.00           6.250000                  --
2A9             12669CFT2                Senior            Fix-30/360         17,813,679.90           6.250000                  --
2A10            12669CFU9                Senior            Fix-30/360         29,013,500.00           6.250000                  --
2A11            12669CKZ2                Senior            Fix-30/360            744,963.17           6.250000              700.01
PO                                                                               904,927.44           0.000000            2,616.10
PO-1            12669CFW5              Strip PO            Fix-30/360            794,075.99           0.000000            2,472.25
PO-2            12669CFW5              Strip PO            Fix-30/360            110,851.45           0.000000              143.85
AR              12669CFV7                Senior            Fix-30/360                    --           6.250000                  --
----------------------------------------------------------------------------------------------------------------------------------
M               12669CFX3                Junior            Fix-30/360         11,115,034.14           6.405361           10,029.08
B1              12669CFY1                Junior            Fix-30/360          4,763,586.06           6.405361            4,298.18
B2              12669CFZ8                Junior            Fix-30/360          2,778,758.53           6.405361            2,507.27
B3              12669CJN1                Junior            Fix-30/360          1,984,827.52           6.405361            1,790.91
B4              12669CJP6                Junior            Fix-30/360          1,190,896.51           6.405361            1,074.54
B5              12669CJQ4                Junior            Fix-30/360          1,758,211.96           6.405361            1,586.43
----------------------------------------------------------------------------------------------------------------------------------
Totals                                                                       737,624,409.17                          29,452,520.39
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                                            Current
                             Interest               Total                   Realized                                 Cumulative
Class                      Distribution          Distribution                Losses        Ending Balance          Realized Losses
----------------------------------------------------------------------------------------------------------------------------------
1A1                           73,057.65          2,122,431.12                    --         34,327,880.48                       --
1A2                          184,614.56            184,614.56                    --         34,327,880.48                       --
1A3                                  --                    --                    --          1,625,873.62                       --
1A4                          486,831.34          5,307,960.05                    --         85,055,427.17                       --
1A5                          336,236.76          5,879,483.30                    --         67,817,500.62                       --
1A6                          280,488.85          4,519,319.33                    --         51,858,939.82                       --
1A7                          179,804.70          2,788,375.96                    --         31,913,930.21                       --
1A8                          244,534.39          2,853,105.65                    --         31,913,930.21                       --
1A9                           86,712.27            184,949.48                    --         16,550,519.37                       --
1A10                          91,271.91             91,271.91                    --         17,524,206.00                       --
1A11                                 --                    --                    --         18,959,780.63                       --
1A12                         179,449.48            179,449.48                    --         34,454,300.00                       --
1A13                           3,541.67              3,541.67                    --            680,000.00                       --
1A14                          82,710.16          1,386,995.79                    --         15,956,965.10                       --
1A15                          20,159.92             23,433.43                    --          3,718,558.15                       --
2A1                          508,190.86          3,329,138.04                    --         90,998,904.59                       --
2A2                            1,270.48              8,322.85                    --            227,497.26                       --
2A3                            2,796.61              2,796.61                    --            542,504.64                       --
2A4                          257,441.67          1,805,577.49                    --         49,940,198.84                       --
2A5                          185,459.06          1,868,943.91                    --         35,408,326.28                       --
2A6                           94,490.00             94,490.00                    --         18,898,000.00                       --
2A7                           81,183.96            173,963.54                    --         15,494,540.52                       --
2A8                           67,252.60             67,252.60                    --         12,912,500.00                       --
2A9                                  --                    --                    --         17,906,459.48                       --
2A10                         151,111.98            151,111.98                    --         29,013,500.00                       --
2A11                           3,880.02              4,580.03                    --            744,263.16                       --
PO                                   --              2,616.10                    --            902,311.35                       --
PO-1                                 --              2,472.25                    --            791,603.75                       --
PO-2                                 --                143.85                    --            110,707.60                       --
AR                                   --                    --                    --                    --                       --
----------------------------------------------------------------------------------------------------------------------------------
M                             59,329.84             69,358.93                    --         11,105,005.05                       --
B1                            25,427.07             29,725.25                    --          4,759,287.88                       --
B2                            14,832.46             17,339.73                    --          2,776,251.26                       --
B3                            10,594.61             12,385.52                    --          1,983,036.62                       --
B4                             6,356.77              7,431.31                    --          1,189,821.97                       --
B5                             9,384.99             10,971.42                    --          1,756,625.53               226,616.49
----------------------------------------------------------------------------------------------------------------------------------
Totals                     3,728,416.64         33,180,937.04                    --        708,374,341.17               226,616.49
----------------------------------------------------------------------------------------------------------------------------------

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-24

                         Principal Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                                                         Original             Beginning             Scheduled
                                                      Certificate           Certificate             Principal             Accretion
Class                                 Cusip               Balance               Balance          Distribution             Principal
-----------------------------------------------------------------------------------------------------------------------------------
1A1                               12669CEW6         40,755,900.00         36,377,253.95          2,049,373.47                    --
1A2                               12669CEX4         40,755,900.00         36,377,253.95                    --                    --
1A3                               12669CEY2          1,515,070.00          1,614,438.02                    --             11,435.60
1A4                               12669CEZ9        100,000,000.00         89,876,555.88          4,821,128.71                    --
1A5                               12669CFA3         85,000,500.00         73,360,747.16          5,543,246.54                    --
1A6                               12669CFB1         64,998,500.00         56,097,770.30          4,238,830.48                    --
1A7                               12669CFC9         40,000,000.00         34,522,501.47          2,608,571.26                    --
1A8                               12669CFD7         40,000,000.00         34,522,501.47          2,608,571.26                    --
1A9                               12669CFE5         17,510,300.00         16,648,756.57             98,237.21                    --
1A10                              12669CFF2         17,524,206.00         17,524,206.00                    --                    --
1A11                              12669CFG0         18,000,000.00         18,861,543.43                    --             98,237.21
1A12                              12669CFH8         34,454,300.00         34,454,300.00                    --                    --
1A13                              12669CFJ4            680,000.00            680,000.00                    --                    --
1A14                              12669CJB7         20,000,000.00         17,261,250.74          1,304,285.63                    --
1A15                              12669CKY5          3,750,000.00          3,721,831.66              3,273.51                    --
2A1                               12669CFK1        100,000,000.00         93,819,851.77          2,820,947.18                    --
2A2                               12669CFL9            250,000.00            234,549.63              7,052.37                    --
2A3                               12669CFM7            596,166.00            559,322.17                    --                    --
2A4                               12669CFN5         54,880,000.00         51,488,334.65          1,548,135.81                    --
2A5                               12669CFP0         40,780,000.00         37,091,811.14          1,683,484.86                    --
2A6                               12669CFQ8         18,898,000.00         18,898,000.00                    --                    --
2A7                               12669CFR6         16,401,000.00         15,587,320.10             92,779.58                    --
2A8                               12669CFS4         12,912,500.00         12,912,500.00                    --                    --
2A9                               12669CFT2         17,000,000.00         17,813,679.90                    --             92,779.58
2A10                              12669CFU9         29,013,500.00         29,013,500.00                    --                    --
2A11                              12669CKZ2            750,752.00            744,963.17                700.01                    --
PO                                                     925,371.13            904,927.44              2,616.10                    --
PO-1                              12669CFW5            811,223.89            794,075.99              2,472.25                    --
PO-2                              12669CFW5            114,147.24            110,851.45                143.85                    --
AR                                12669CFV7                100.00                    --                    --                    --
-----------------------------------------------------------------------------------------------------------------------------------
M                                 12669CFX3         11,200,000.00         11,115,034.14             10,029.08                    --
B1                                12669CFY1          4,800,000.00          4,763,586.06              4,298.18                    --
B2                                12669CFZ8          2,800,000.00          2,778,758.53              2,507.27                    --
B3                                12669CJN1          2,000,000.00          1,984,827.52              1,790.91                    --
B4                                12669CJP6          1,200,000.00          1,190,896.51              1,074.54                    --
B5                                12669CJQ4          2,000,000.87          1,758,211.96              1,586.43                    --
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                             800,000,000.00        737,624,409.17         29,452,520.39            202,452.39
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                Unscheduled                                     Current               Ending                Ending
                                  Principal         Net Principal               Realized           Certificate           Certificate
Class                           Adjustments          Distribution                Losses               Balance               Factor
-----------------------------------------------------------------------------------------------------------------------------------
1A1                                      --          2,049,373.47                    --         34,327,880.48         0.84228002521
1A2                                      --                    --                    --         34,327,880.48         0.84228002521
1A3                                      --                    --                    --          1,625,873.62         1.07313432658
1A4                                      --          4,821,128.71                    --         85,055,427.17         0.85055427173
1A5                                      --          5,543,246.54                    --         67,817,500.62         0.79784825522
1A6                                      --          4,238,830.48                    --         51,858,939.82         0.79784825522
1A7                                      --          2,608,571.26                    --         31,913,930.21         0.79784825522
1A8                                      --          2,608,571.26                    --         31,913,930.21         0.79784825522
1A9                                      --             98,237.21                    --         16,550,519.37         0.94518765349
1A10                                     --                    --                    --         17,524,206.00         1.00000000000
1A11                                     --                    --                    --         18,959,780.63         1.05332114617
1A12                                     --                    --                    --         34,454,300.00         1.00000000000
1A13                                     --                    --                    --            680,000.00         1.00000000000
1A14                                     --          1,304,285.63                    --         15,956,965.10         0.79784825522
1A15                                     --              3,273.51                    --          3,718,558.15         0.99161550622
2A1                                      --          2,820,947.18                    --         90,998,904.59         0.90998904592
2A2                                      --              7,052.37                    --            227,497.26         0.90998904591
2A3                                      --                    --                    --            542,504.64         0.90998922582
2A4                                      --          1,548,135.81                    --         49,940,198.84         0.90998904592
2A5                                      --          1,683,484.86                    --         35,408,326.28         0.86827676023
2A6                                      --                    --                    --         18,898,000.00         1.00000000000
2A7                                      --             92,779.58                    --         15,494,540.52         0.94473145022
2A8                                      --                    --                    --         12,912,500.00         1.00000000000
2A9                                      --                    --                    --         17,906,459.48         1.05332114617
2A10                                     --                    --                    --         29,013,500.00         1.00000000000
2A11                                     --                700.01                    --            744,263.16         0.99135688446
PO                                       --              2,616.10                    --            902,311.35         0.97508050635
PO-1                                     --              2,472.25                    --            791,603.75         0.97581414836
PO-2                                     --                143.85                    --            110,707.60         0.96986666232
AR                                       --                    --                    --                    --         0.00000000000
-----------------------------------------------------------------------------------------------------------------------------------
M                                        --             10,029.08                    --         11,105,005.05         0.99151830810
B1                                       --              4,298.18                    --          4,759,287.88         0.99151830810
B2                                       --              2,507.27                    --          2,776,251.26         0.99151830810
B3                                       --              1,790.91                    --          1,983,036.62         0.99151830810
B4                                       --              1,074.54                    --          1,189,821.97         0.99151830810
B5                                       --              1,586.43                    --          1,756,625.53         0.87831238357
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                   --         29,452,520.39                    --        708,374,341.17
-----------------------------------------------------------------------------------------------------------------------------------

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-24

                          Interest Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                                  Beginning            Pass Through          Accrued              Cumulative
                                Certificate                Rate              Optimal                Unpaid
Class                               Balance                 (%)              Interest              Interest     Deferred Interest
-----------------------------------------------------------------------------------------------------------------------------------
1A1                           36,377,253.95              2.410000             73,057.65                    --                    --
1A2                           36,377,253.95              6.090000            184,614.56                    --                    --
1A3                            1,614,438.02              8.500000                    --                    --             11,435.60
1A4                           89,876,555.88              6.500000            486,831.34                    --                    --
1A5                           73,360,747.16              5.500000            336,236.76                    --                    --
1A6                           56,097,770.30              6.000000            280,488.85                    --                    --
1A7                           34,522,501.47              6.250000            179,804.70                    --                    --
1A8                           34,522,501.47              8.500000            244,534.39                    --                    --
1A9                           16,648,756.57              6.250000             86,712.27                    --                    --
1A10                          17,524,206.00              6.250000             91,271.91                    --                    --
1A11                          18,861,543.43              6.250000                    --                    --             98,237.21
1A12                          34,454,300.00              6.250000            179,449.48                    --                    --
1A13                             680,000.00              6.250000              3,541.67                    --                    --
1A14                          17,261,250.74              5.750000             82,710.16                    --                    --
1A15                           3,721,831.66              6.500000             20,159.92                    --                    --
2A1                           93,819,851.77              6.500000            508,190.86                    --                    --
2A2                              234,549.63              6.500000              1,270.48                    --                    --
2A3                              559,322.17              6.000000              2,796.61                    --                    --
2A4                           51,488,334.65              6.000000            257,441.67                    --                    --
2A5                           37,091,811.14              6.000000            185,459.06                    --                    --
2A6                           18,898,000.00              6.000000             94,490.00                    --                    --
2A7                           15,587,320.10              6.250000             81,183.96                    --                    --
2A8                           12,912,500.00              6.250000             67,252.60                    --                    --
2A9                           17,813,679.90              6.250000                    --                    --             92,779.58
2A10                          29,013,500.00              6.250000            151,111.98                    --                    --
2A11                             744,963.17              6.250000              3,880.02                    --                    --
PO                               904,927.44              0.000000                    --                    --                    --
PO-1                             794,075.99              0.000000                    --                    --                    --
PO-2                             110,851.45              0.000000                    --                    --                    --
AR                                       --              6.250000                    --                    --                    --
-----------------------------------------------------------------------------------------------------------------------------------
M                             11,115,034.14              6.405361             59,329.84                    --                    --
B1                             4,763,586.06              6.405361             25,427.07                    --                    --
B2                             2,778,758.53              6.405361             14,832.46                    --                    --
B3                             1,984,827.52              6.405361             10,594.61                    --                    --
B4                             1,190,896.51              6.405361              6,356.77                    --                    --
B5                             1,758,211.96              6.405361              9,384.99                    --                    --
-----------------------------------------------------------------------------------------------------------------------------------
Totals                       737,624,409.17                                3,728,416.64                    --            202,452.39
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                    Net Prepayment         Unscheduled
                              Total                       Int                Interest
Class                      Interest Due                Shortfall            Adjustment     Interest Paid
--------------------------------------------------------------------------------------------------------
1A1                          73,057.65                    --                    --             73,057.65
1A2                         184,614.56                    --                    --            184,614.56
1A3                          11,435.60                    --                    --                    --
1A4                         486,831.34                    --                    --            486,831.34
1A5                         336,236.76                    --                    --            336,236.76
1A6                         280,488.85                    --                    --            280,488.85
1A7                         179,804.70                    --                    --            179,804.70
1A8                         244,534.39                    --                    --            244,534.39
1A9                          86,712.27                    --                    --             86,712.27
1A10                         91,271.91                    --                    --             91,271.91
1A11                         98,237.21                    --                    --                    --
1A12                        179,449.48                    --                    --            179,449.48
1A13                          3,541.67                    --                    --              3,541.67
1A14                         82,710.16                    --                    --             82,710.16
1A15                         20,159.92                    --                    --             20,159.92
2A1                         508,190.86                    --                    --            508,190.86
2A2                           1,270.48                    --                    --              1,270.48
2A3                           2,796.61                    --                    --              2,796.61
2A4                         257,441.67                    --                    --            257,441.67
2A5                         185,459.06                    --                    --            185,459.06
2A6                          94,490.00                    --                    --             94,490.00
2A7                          81,183.96                    --                    --             81,183.96
2A8                          67,252.60                    --                    --             67,252.60
2A9                          92,779.58                    --                    --                    --
2A10                        151,111.98                    --                    --            151,111.98
2A11                          3,880.02                    --                    --              3,880.02
PO                                  --                    --                    --                    --
PO-1                                --                    --                    --                    --
PO-2                                --                    --                    --                    --
AR                                  --                    --                    --                    --
--------------------------------------------------------------------------------------------------------
M                            59,329.84                    --                    --             59,329.84
B1                           25,427.07                    --                    --             25,427.07
B2                           14,832.46                    --                    --             14,832.46
B3                           10,594.61                    --                    --             10,594.61
B4                            6,356.77                    --                    --              6,356.77
B5                            9,384.99                    --                    --              9,384.99
--------------------------------------------------------------------------------------------------------
Totals                    3,930,869.03                    --                    --          3,728,416.64
--------------------------------------------------------------------------------------------------------

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-24

                           Current Payment Information
                               Factors per $1,000

-----------------------------------------------------------------------------------------------------------------------------------
                                                         Original
                                                      Certificate       Beginning Cert.             Principal              Interest
Class                                 Cusip               Balance      Notional Balance          Distribution          Distribution
-----------------------------------------------------------------------------------------------------------------------------------
1A1                               12669CEW6         40,755,900.00         892.564118381          50.284093167           1.792566271
1A2                               12669CEX4         40,755,900.00         892.564118381           0.000000000           4.529762901
1A3                               12669CEY2          1,515,070.00       1,065.586422747           0.000000000           0.000000000
1A4                               12669CEZ9        100,000,000.00         898.765558818          48.211287086           4.868313444
1A5                               12669CFA3         85,000,500.00         863.062536785          65.214281570           3.955703294
1A6                               12669CFB1         64,998,500.00         863.062536785          65.214281570           4.315312684
1A7                               12669CFC9         40,000,000.00         863.062536785          65.214281570           4.495117379
1A8                               12669CFD7         40,000,000.00         863.062536785          65.214281570           6.113359636
1A9                               12669CFE5         17,510,300.00         950.797906050           5.610252557           4.952072427
1A10                              12669CFF2         17,524,206.00       1,000.000000000           0.000000000           5.208333333
1A11                              12669CFG0         18,000,000.00       1,047.863523650           0.000000000           0.000000000
1A12                              12669CFH8         34,454,300.00       1,000.000000000           0.000000000           5.208333333
1A13                              12669CFJ4            680,000.00       1,000.000000000           0.000000000           5.208333333
1A14                              12669CJB7         20,000,000.00         863.062536785          65.214281570           4.135507989
1A15                              12669CKY5          3,750,000.00         992.488441503           0.872935279           5.375979058
2A1                               12669CFK1        100,000,000.00         938.198517722          28.209471806           5.081908638
2A2                               12669CFL9            250,000.00         938.198517719          28.209471807           5.081908638
2A3                               12669CFM7            596,166.00         938.198703203           0.000000000           4.690993516
2A4                               12669CFN5         54,880,000.00         938.198517722          28.209471806           4.690992589
2A5                               12669CFP0         40,780,000.00         909.558880348          41.282120118           4.547794402
2A6                               12669CFQ8         18,898,000.00       1,000.000000000           0.000000000           5.000000000
2A7                               12669CFR6         16,401,000.00         950.388396924           5.656946700           4.949939567
2A8                               12669CFS4         12,912,500.00       1,000.000000000           0.000000000           5.208333333
2A9                               12669CFT2         17,000,000.00       1,047.863523650           0.000000000           0.000000000
2A10                              12669CFU9         29,013,500.00       1,000.000000000           0.000000000           5.208333333
2A11                              12669CKZ2            750,752.00         992.289296604           0.932412142           5.168173420
PO                                                     925,371.13         977.907577471           2.827081930           0.000000000
PO-1                              12669CFW5            811,223.89         978.861698076           3.047549718           0.000000000
PO-2                              12669CFW5            114,147.24         971.126877222           1.260214901           0.000000000
AR                                12669CFV7                100.00           0.000000000           0.000000000           0.000000000
-----------------------------------------------------------------------------------------------------------------------------------
M                                 12669CFX3         11,200,000.00         992.413762094           0.895453990           5.297307245
B1                                12669CFY1          4,800,000.00         992.413762094           0.895453990           5.297307245
B2                                12669CFZ8          2,800,000.00         992.413762094           0.895453990           5.297307245
B3                                12669CJN1          2,000,000.00         992.413762094           0.895453990           5.297307245
B4                                12669CJP6          1,200,000.00         992.413762094           0.895453990           5.297307245
B5                                12669CJQ4          2,000,000.87         879.105599710           0.793216144           4.692490814
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                             800,000,000.00         922.030511463          36.815650488           4.660520800
-----------------------------------------------------------------------------------------------------------------------------------

                          Ending Cert.          Pass Through
Class                 Notional Balance              Rate (%)
------------------------------------------------------------
1A1                      842.280025213              2.410000
1A2                      842.280025213              6.090000
1A3                    1,073.134326575              8.500000
1A4                      850.554271732              6.500000
1A5                      797.848255215              5.500000
1A6                      797.848255215              6.000000
1A7                      797.848255215              6.250000
1A8                      797.848255215              8.500000
1A9                      945.187653493              6.250000
1A10                   1,000.000000000              6.250000
1A11                   1,053.321146169              6.250000
1A12                   1,000.000000000              6.250000
1A13                   1,000.000000000              6.250000
1A14                     797.848255215              5.750000
1A15                     991.615506224              6.500000
2A1                      909.989045916              6.500000
2A2                      909.989045913              6.500000
2A3                      909.989225820              6.000000
2A4                      909.989045916              6.000000
2A5                      868.276760230              6.000000
2A6                    1,000.000000000              6.000000
2A7                      944.731450224              6.250000
2A8                    1,000.000000000              6.250000
2A9                    1,053.321146169              6.250000
2A10                   1,000.000000000              6.250000
2A11                     991.356884462              6.250000
PO                       975.080506348              0.000000
PO-1                     975.814148358              0.000000
PO-2                     969.866662321              0.000000
AR                         0.000000000              6.250000
------------------------------------------------------------
M                        991.518308103              6.405361
B1                       991.518308103              6.405361
B2                       991.518308103              6.405361
B3                       991.518308103              6.405361
B4                       991.518308103              6.405361
B5                       878.312383567              6.405361
------------------------------------------------------------
Totals                   885.467926463
------------------------------------------------------------

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-24

Pool Level Data

Distribution Date                                                                                                           9/25/02
Cut-off Date                                                                                                                11/1/01
Determination Date                                                                                                           9/1/02
Accrual Period 30/360                             Begin                                                                      8/1/02
                                                  End                                                                        9/1/02
Number of Days in 30/360 Accrual Period                                                                                          30

-----------------------------------------------------------------------------------------------------------------------------------
                                                         Collateral Information
-----------------------------------------------------------------------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                                 500,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                    450,978,442.87
Ending Aggregate Pool Stated Principal Balance                                                                       427,797,230.65

Beginning Aggregate Certificate Stated Principal Balance                                                             737,624,409.19
Ending Aggregate Certificate Stated Principal Balance                                                                708,374,341.18

Beginning Aggregate Loan Count                                                                                                 1077
Loans Paid Off or Otherwise Removed Pursuant to Pooling
  and Servicing Agreement                                                                                                        52
Ending Aggregate Loan Count                                                                                                    1025

Beginning Weighted Average Loan Rate (WAC)                                                                                7.016033%
Ending Weighted Average Loan Rate (WAC)                                                                                   7.014758%

Beginning Net Weighted Average Loan Rate                                                                                  6.488555%
Ending Net Weighted Average Loan Rate                                                                                     6.487972%

Weighted Average Maturity (WAM) (Months)                                                                                        350

Servicer Advances                                                                                                         47,645.94

Aggregate Pool Prepayment                                                                                             22,784,489.62
Pool Prepayment Rate                                                                                                    46.3496 CPR


Group 2
-------
Cut-Off Date Balance                                                                                                 300,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                    286,645,966.24
Ending Aggregate Pool Stated Principal Balance                                                                       280,577,110.45

Beginning Aggregate Certificate Stated Principal Balance                                                             737,624,409.19
Ending Aggregate Certificate Stated Principal Balance                                                                708,374,341.18

Beginning Aggregate Loan Count                                                                                                  662

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-24

Group 2
-------
Loans Paid Off or Otherwise Removed Pursuant to Pooling
  and Servicing Agreement                                                                                                        12
Ending Aggregate Loan Count                                                                                                     650

Beginning Weighted Average Loan Rate (WAC)                                                                                6.761945%
Ending Weighted Average Loan Rate (WAC)                                                                                   6.759808%

Beginning Net Weighted Average Loan Rate                                                                                  6.247583%
Ending Net Weighted Average Loan Rate                                                                                     6.247534%

Weighted Average Maturity (WAM) (Months)                                                                                        350

Servicer Advances                                                                                                         11,566.62

Aggregate Pool Prepayment                                                                                              5,799,488.44
Pool Prepayment Rate                                                                                                    21.7694 CPR


-----------------------------------------------------------------------------------------------------------------------------------
                                                         Certificate Information
-----------------------------------------------------------------------------------------------------------------------------------
Group 1
-------
Senior Percentage                                                                                                    96.7433985964%
Senior Prepayment Percentage                                                                                        100.0000000000%

Subordinate Percentage                                                                                                3.2566014036%
Subordinate Prepayment Percentage                                                                                     0.0000000000%


Group 2
-------
Senior Percentage                                                                                                    96.8832425669%
Senior Prepayment Percentage                                                                                        100.0000000000%

Subordinate Percentage                                                                                                3.1167574331%
Subordinate Prepayment Percentage                                                                                     0.0000000000%


Certificate Account

Beginning Balance                                                                                                                --

Deposit
Payments of Interest and Principal                                                                                    33,482,451.26
Liquidation Proceeds                                                                                                             --
All Other Proceeds                                                                                                               --
Other Amounts                                                                                                                    --
                                                                                                                      -------------
Total Deposits                                                                                                        33,482,451.26

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-24

Withdrawals
Reimbursement of Servicer Advances                                                                                               --
Payment of Master Servicer Fees                                                                                          139,617.36
Payment of Sub Servicer Fees                                                                                             161,896.82
Payment of Other Fees                                                                                                            --
Payment of Insurance Premium(s)                                                                                                  --
Payment of Personal Mortgage Insurance                                                                                           --
Other Permitted Withdrawal per the Pooling and
  Service Agreement                                                                                                              --
Payment of Principal and Interest                                                                                     33,180,937.07
                                                                                                                      -------------
Total Withdrawals                                                                                                     33,482,451.26

Ending Balance                                                                                                                   --


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                 14,054.39
Compensation for Gross PPIS from Servicing Fees                                                                           14,054.39
Other Gross PPIS Compensation                                                                                                    --
                                                                                                                         ----------
Total Net PPIS (Non-Supported PPIS)                                                                                              --


Master Servicing Fees Paid                                                                                               139,617.36
Sub Servicing Fees Paid                                                                                                  161,896.82
Insurance Premium(s) Paid                                                                                                        --
Personal Mortgage Insurance Fees Paid                                                                                            --
Other Fees Paid                                                                                                                  --
                                                                                                                         ----------
Total Fees                                                                                                               301,514.19


-----------------------------------------------------------------------------------------------------------------------------------
                                                         Delinquency Information
-----------------------------------------------------------------------------------------------------------------------------------

Group 1
-------
Delinquency                                                30-59 Days          60-89 Days             90+ Days               Totals
-----------                                                ----------          ----------             --------               ------
Scheduled Principal Balance                              4,141,511.08        1,195,781.70                   --         5,337,292.78
Percentage of Total Pool Balance                            0.968101%           0.279521%            0.000000%            1.247622%
Number of Loans                                                    10                   2                    0                   12
Percentage of Total Loans                                   0.975610%           0.195122%            0.000000%            1.170732%

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-24

Foreclosure
-----------
Scheduled Principal Balance                                                                                            1,335,820.52
Percentage of Total Pool Balance                                                                                          0.312256%
Number of Loans                                                                                                                   3
Percentage of Total Loans                                                                                                 0.292683%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
---
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                          --
Additional Gains (Recoveries)/Losses                                                                                             --
Total Realized Losses                                                                                                    226,616.49


Group 2
-------
Delinquency                                                30-59 Days          60-89 Days             90+ Days               Totals
-----------                                                ----------          ----------             --------               ------
Scheduled Principal Balance                              1,382,502.76          353,147.83                   --         1,735,650.59
Percentage of Total Pool Balance                            0.492735%           0.125865%            0.000000%            0.618600%
Number of Loans                                                     3                   1                    0                    4
Percentage of Total Loans                                   0.461538%           0.153846%            0.000000%            0.615385%

Foreclosure
-----------
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-24

REO
---
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                          --
Additional Gains (Recoveries)/Losses                                                                                             --
Total Realized Losses                                                                                                            --

-----------------------------------------------------------------------------------------------------------------------------------
                                         Subordination/Credit Enhancement Information
-----------------------------------------------------------------------------------------------------------------------------------

Protection                                                                                           Original               Current
----------                                                                                           --------               -------
Bankruptcy Loss                                                                                    200,000.00            200,000.00
Bankruptcy Percentage                                                                               0.025000%             0.028234%
Credit/Fraud Loss                                                                               16,000,000.00         16,000,000.00
Credit/Fraud Loss Percentage                                                                        2.000000%             2.258693%
Special Hazard Loss                                                                             16,000,000.00         14,752,488.18
Special Hazard Loss Percentage                                                                      2.000000%             2.082584%

Credit Support                                                                                       Original               Current
--------------                                                                                       --------               -------
Class A                                                                                        775,999,999.13        684,804,312.87
Class A Percentage                                                                                 97.000000%            96.672659%

Class M                                                                                         11,200,000.00         11,105,005.05
Class M Percentage                                                                                  1.400000%             1.567675%

Class B1                                                                                         4,800,000.00          4,759,287.88
Class B1 Percentage                                                                                 0.600000%             0.671861%

Class B2                                                                                         2,800,000.00          2,776,251.26
Class B2 Percentage                                                                                 0.350000%             0.391919%

Class B3                                                                                         2,000,000.00          1,983,036.62
Class B3 Percentage                                                                                 0.250000%             0.279942%

Class B4                                                                                         1,200,000.00          1,189,821.97
Class B4 Percentage                                                                                 0.150000%             0.167965%

Class B5                                                                                         2,000,000.87          1,756,625.53
Class B5 Percentage                                                                                 0.250000%             0.247980%

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-24

Credit Support                                                                                       Original               Current
--------------                                                                                       --------               -------